EXHIBIT 10.3

                            VENTURE FUNDING AGREEMENT

     This Venture Funding Agreement, dated as of October 22, 2007 (the "Effective Date"), is made and entered into by and between Mortgage Assistance Center Corporation, a Florida corporation (hereinafter referred to as "MACC") and its wholly-owned subsidiary, Mortgage Assistance Corporation, a Texas corporation, (hereinafter referred to as "MAC") with both having corporate offices at 1341 W. Mockingbird Lane, Suite 1200W, Dallas Texas 75247 (with both corporations hereinafter collectively referred to as the "Company"), and HBK Fund MS LLC, a Delaware limited liability company ("HBK"). Each of the Company and HBK are sometimes referred to in this Agreement as a "Party," and collectively, as the "Parties."

                                   BACKGROUND:

     A.  The  Company   engages  in  the   business  of   acquiring,   managing,
rehabilitating and reselling residential real estate or non-performing loans secured by residential real estate (collectively "Distressed Properties").

     B. HBK has expressed an interest in providing the Company with funds for the acquisition, management, rehabilitation and resale of certain Distressed Properties, and the Company is willing to accept such funding, all subject to the terms and conditions set forth in this Agreement.

                                   AGREEMENTS

     In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows.

                                   ARTICLE I
                                 VENTURE FUNDING

1.1  Distressed Property Portfolios Acquisition.
     -------------------------------------------

            (a) During the period  beginning on the Effective Date and ending on the date that HBK has invested a total of $75 million in Ventures (hereafter defined) (the "Term"), the Company, in its regular course of business, shall identify portfolios of Distressed Properties that are being offered for acquisition ("Portfolios") that the Company in its judgment believes may be an attractive and prudent investment. During the Term, the Company shall present all information available to the Company regarding potential Portfolios and the Company's analysis of such Portfolios to HBK (prior to providing such information to any other person or entity) in detail sufficient to enable HBK to conduct an evaluation regarding the advisability of funding the acquisition of any such Portfolio including, without limitation, the purchase price for such Portfolio and the proposed Operational Reserve (hereafter defined) related to such Portfolio (such information is referred to in this Agreement as the "Initial Information"). HBK will have a period of three (3) Business Days from the receipt of Initial Information regarding a Portfolio to request additional information regarding such Portfolio ("Additional Information"), it being understood and acknowledged by the parties hereto that HBK has the right to request such information with respect to each Portfolio as HBK needs to make an


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informed investment  decision with respect to such Portfolio.  In the event that
HBK requests Additional Information with respect to a Portfolio, the Company shall use its best efforts to acquire or develop such Additional Information, provided that the Company shall not be required to incur unreasonable expense in doing so. The Company acknowledges and agrees that if it is unable to provide requested Additional Information with respect to a Portfolio, the Company will not present information regarding the Portfolio with respect to which such Additional Information is requested to any other person or entity. As used in this Agreement, the term "Business Day" shall mean (x) any day other than Saturday or Sunday or (y) any other day on which banks in Texas are required or permitted to be closed.

            (b) Throughout the Term, HBK shall have a five (5) Business Day period from (i) HBK's receipt of the Initial Information (in the event that HBK does not request Additional Information) or (ii) HBK's receipt of Additional Information that HBK deems complete, to elect to fund the acquisition of the Portfolio described in the Initial Information through capital contributions to a limited liability company formed for the sole purpose of purchasing, managing, rehabilitating and reselling the Distressed Properties in such Portfolio (a "Venture").

            (c) Each Venture created in connection with this Agreement shall be formed and operate pursuant to a company agreement in the form attached hereto as Exhibit A, and HBK's capital contributions to such Venture shall be in an amount equal to the agreed upon purchase price for the acquisition of the Portfolio. HBK shall also provide each Venture with a "drawdown" loan facility in an amount not to exceed the amount of any third party expenses estimated by the Company to operate the Venture (the "Operational Reserve") with the understanding that the Company shall have the option to borrow monies from such "drawdown" loan facility on a monthly basis so as to minimize the interest expense incurred by the Venture with any particular Portfolio.

            (d) During the Term, the Company will not present to any person or entity other than HBK an opportunity to purchase a Portfolio unless the Company has presented to HBK Initial Information and, if applicable, Additional Information that HBK deems complete, related to such Portfolio and, in cases where Initial Information or Additional Information deemed by HBK to be complete has been delivered to HBK, HBK has not elected to fund the acquisition of such Portfolio within the time frames set forth in Section 1.1(b).

            (e) HBK acknowledges and agrees that many sellers offering Portfolios for sale may require, and HBK agrees to provide in a timely manner with respect to Ventures HBK has elected to fund, one or more letters from HBK regarding "proof of funds" and other such "letters of financial capability" to provide evidence that the Venture has the ability to fund and close the acquisition of any particular Portfolio then being pursued by the Venture. For purposes of clarification, a separate limited liability company shall be established by the parties for each Portfolio presented to HBK and for which HBK exercises its funding option under this Section 1.1.



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

1.2  Out-of-Pocket Expenses.
     -----------------------

            (a) In the event that the actual third party expenses incurred by a Venture exceed the Operational Reserve or Additional Reserves (as defined below) loaned to the Venture by HBK or HBK's affiliate, HBK Fund L.P., a Delaware limited partnership ("HBK Fund"), HBK shall or shall cause HBK Fund to, if and when so requested, loan to such Venture, an amount sufficient to (i) pay such excess third party expenses, plus (ii) fund an additional operational reserve then estimated by the Venture to be needed to operate the Venture for the ensuing four (4) month period (the "Additional Reserves"). HBK's obligation to fund or cause HBK Fund to fund Additional Reserves through a loan is conditioned on the Company providing to HBK documentation establishing the need for Additional Reserves in form and substance reasonably acceptable to HBK. Under no circumstances shall HBK or HBK Fund be obligated to fund Additional Reserves exceeding 25% of the Operational Reserve for a Venture in a single instance or 100% of the Operational Reserve for a Venture in the aggregate.

            (b) The Parties agree that the Servicing Agreement to be entered into between MAC and each Venture shall provide that MAC as the servicer for each Venture shall be permitted to utilize proceeds from the sale or rental of Portfolio properties to pay any and all necessary, proper and appropriate third-party expenses and costs directly related to the respective Portfolio, and to repay any loans for any Operating Reserve or Additional Reserve so as to minimize the interest expense and priority return of the Venture.

1.3  Sourcing Fee.
     -------------

     In the event that HBK elects pursuant to Section 1.1 to fund a Venture, HBK shall pay to the Company a fee equal to three percent (3%) of the purchase price for the Portfolio purchased by the Venture (the "Sourcing Fee") with the understanding that no monies in the Operational Reserve or Additional Reserve shall be included in the calculation of the Sourcing Fee. The Sourcing Fee shall be due and payable to the Company at closing of the acquisition of the Portfolio by the Venture, in cash, by wire transfer of immediately available funds to an account designated in writing by the Company. From time to time properties or promissory notes acquired as part of a Portfolio may be returned to the seller of the Portfolio by a Venture due to title or other issues and the purchase price is returned to MAC, in which case such returned purchase price and the previously paid 3% Sourcing Fee attributable to such returned purchase price will be paid over to HBK.

                                   ARTICLE II
                                 LOANS AND NOTES

2.1  Promissory Notes.
     -----------------

     All Additional Reserves provided by HBK or HBK Fund shall be in the form of a loan to the Company and will be evidenced by one or more promissory notes with a maturity of no less than one (1) year and an interest rate of eight percent (8%) per annum, and shall be in the form attached hereto as Exhibit B (the "Notes"). Each "drawdown" facility referenced in Section 1.1(c) will be evidenced by a promissory note with a maturity of no less than one (1) year and an interest rate of eight percent (8%) per annum, and shall be in the form attached hereto as Exhibit C (the "Drawdown Note"). The Parties agree that the funding by HBK of any such Notes or Drawdown Note shall not be deemed as a capital contribution by HBK nor as part of any preferred or priority return.



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

                                  ARTICLE III
                               ISSUANCE OF WARRANT

     3.1 As additional consideration for HBK to enter into this Agreement, as soon as practicable after execution of this Agreement, and no later than October 31, 2007, MACC shall grant to HBK a Warrant to purchase a number of shares of the MACC's common stock, $.001 par value per share ("Common Stock") equal to one-third of the outstanding shares of MACC's Common Stock determined on a fully diluted basis at an exercise price of $0.001 per share. The Warrant shall include the terms set forth in this Section 3.1 and shall be in form and substance satisfactory to HBK.

            (a) The Warrant shall vest and become immediately exercisable with respect to:

                  (i) Three and 1/3 percent (3.33%) of the shares of Common Stock for which the Warrant is exercisable for each $2.5 million in Venture funding HBK provides pursuant to this Agreement, up to an aggregate of $25,000,000 in funding.

                  (ii) Six and 1/3 percent (6.67%) of the shares of Common Stock for which the Warrant is exercisable for each $2.5 million in Venture funding HBK provides pursuant to this Agreement, subsequent to the first $25,000,000 in funding.

            (b) Vesting shall occur only in whole increments (i.e., a full $2.5 million in funding is required for each vesting). No vesting shall occur following expiration of the Term.

            (c) To the extent vested, the Warrant shall remain exercisable for a period of five years from the Effective Date.

            (d) The Warrant shall include a cashless exercise provision.

            (e) The number of shares of Common Stock issuable on exercise of the Warrant automatically shall adjust upward on the date of consummation of the equity investment in MACC described under the caption "Cash Requirements" in the Management's Discussion and Analysis of Financial Condition and Results of Operations contained in MACC's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2007 (the "Consummation Date") so that as of the Consummation Date the Warrant shall be exercisable for a number of shares of Common Stock equal to one-third (?) of the outstanding shares of MACC Common Stock determined on a fully diluted basis.

            (f) The Warrant shall include anti-dilution provisions substantially similar to those contained in the Warrant dated July 5, 2007 executed by MACC in favor of W.C. Payne Investments, L.L.C.

            (g) MACC will covenant to (i) file, (ii) maintain effectiveness of and (iii) update to the extent required by law until the expiration of the Warrant a registration statement on Form S-2 (a "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") registering under the Securities Act the re-sale by HBK of shares issued upon exercise of the Warrant. Such Registration Statement must be filed within 45 days of the



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

Effective Date and declared effective no later than 60 days following the Effective Date if the Securities and Exchange Commission ("SEC") staff elects not to review the Registration Statement or 120 days following the Effective Date if the SEC staff elects to review the Registration Statement. MACC shall be obligated to pay to HBK as liquidated damages for each full calendar month that MACC is not in compliance with this Section 3.1(g) through the expiration of the Warrant an amount equal to two percent (2%) of the aggregate funding HBK has provided to Ventures as of the first day of the calendar month in question.

                                   ARTICLE IV
                               GENERAL PROVISIONS

     4.1 Headings. Section headings in this Agreement are for convenience of reference only, and shall not govern the interpretation of any of the provisions of this Agreement.

     4.2 Entire Agreement. This Agreement and the Exhibits attached hereto, the Company Agreement entered into concurrently with the execution of the Agreement related to the initial Venture and the Servicing Agreement entered into concurrently with this Agreement between the initial Venture and MAC embody the entire agreement and understanding among the Company and HBK and supersede all prior agreements and understandings among the Company and HBK relating to the subject matter thereof.

     4.3 Amendment. No amendment or modification to this Agreement shall be effective, unless in writing and signed by all the Parties.

     4.4 Severability. Any provision in this Agreement that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Agreement are declared to be severable.

     4.5 Non-liability of HBK. HBK shall have no obligation to fund a Venture, and shall have no liability to the Company or any other party rising out of a decision by HBK not to fund a Venture. HBK shall not have any fiduciary responsibilities to the Company, nor shall Company have any fiduciary duties to HBK under this Agreement.

     4.6 Confidentiality. HBK agrees to hold any confidential information which it may receive from the Company pursuant to this Agreement in confidence, except for disclosure (a) to legal counsel, accountants, and other professional advisors to such HBK, (b) to regulatory officials, (c) to any person as requested pursuant to or as required by law, regulation, or legal process, and
(d) to any person in connection with any legal proceeding to which HBK is a party.

     4.7 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including electronic transmission, facsimile transmission or similar writing) and shall be given to such party at (a) its address or facsimile number set forth on the signature pages hereof or (b) such other address or facsimile number as such party may hereafter specify. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class



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

postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered (or, in the case of electronic transmission, received) at the address specified in this Section. All statements, notices, closing documents, and requests hereunder shall be furnished to each of the HBK.

     4.8 Use of HBK Name. The Company agrees that neither it nor any of its officers, directors, employees or agents shall in connection with this Agreement or in the conduct of the business of any Venture use or disclose under any circumstances whatsoever the name "HBK" without the prior written approval of HBK, except to employees, accountants, attorneys, bankers, or other legal, accounting, or business agents or representations who would have a valid and proper business need to know the identity of HBK unless otherwise required or compelled by state or federal law. HBK acknowledges that the terms and conditions of this Agreement, including the disclosure of HBK as a party hereto, will be disclosed in, and this Agreement will be filed as an exhibit to, MACC's public filings with the Securities and Exchange Commission, and that this
Section 4.8 shall not prohibit, nor shall MACC be required to obtain HBK's consent to, such disclosures or filings.

     4.9 CHOICE OF LAW. THE LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO ITS CHOICE OF LAWS PROVISIONS.

     4.10 Arbitration. Any controversy arising out of or relating to this Agreement, or the breach thereof shall be settled by arbitration administered by the American Arbitration Association in accordance with its commercial arbitration rules in Dallas County, Texas and judgment on the award may be entered in any court having jurisdiction thereof.

     4.11 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. The Company and the HBK have executed this Agreement as of the date first above written.

















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


Address for notices:                                 MORTGAGE ASSISTANCE CENTER
                                                     CORPORATION
1341 W. Mockingbird Lane
Suite 1200 W.
Dallas, Texas 754247                                 By: /s/ Ron Johnson
Attn:  President                                         Ron Johnson, President
Fax No.:  (214) 670-0001


Address for notices:                                 HBK FUND MS LLC

300 Crescent Court
Suite 700
Dallas, Texas 75201                                  By: /s/ William E. Rose
Attn:  Legal Department                              Name: William E. Rose
Fax No.:  (214) 758-1207                             Title: Authorized Signatory


Address for notices:                                 MORTGAGE ASSISTANCE
                                                     CORPORATION
1341 W. Mockingbird Lane
Suite 1200 W.
Dallas, Texas 754247                                 By:  /s/ Ron Johnson
Attn:  President                                          Ron Johnson, President
Fax No.:  (214) 670-0001








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                                    EXHIBIT A

                                COMPANY AGREEMENT

                                    EXHIBIT B

                             FORM OF PROMISSORY NOTE

                                    EXHIBIT C

                              FORM OF DRAWDOWN NOTE
































                                       C-1